  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (“Registration Statement”) of our report dated April 30, 2021, relating to the consolidated financial statements of China Liberal Education Holdings Limited included in its annual report (Form 20-F) for the year ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

December 9, 2021